Exhibit 5.2

                               Security Agreement

         This Security Agreement, dated December 18, 1998, by and among MLC HOLDINGS, INC., a Delaware corporation ("Holdings"), MLC GROUP, INC., a Virginia corporation, and MLC FEDERAL, INC., a Virginia corporation ("Federal"), each with its main business office located at 400 Herndon Parkway, Herndon, Virginia 20170 (collectively, the "Debtors" and individually, a "Debtor") and FIRST UNION NATIONAL BANK, a national banking association, as agent for itself and on behalf of each of the Banks now or hereafter party to the Credit Agreement (defined below) (the "Secured Party"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

                              Preliminary Statement

         This Security Agreement is entered into in accordance with and is a condition precedent to any Loan under the Credit Agreement.

         Now, therefore, the Debtors and the Secured Party, intending to be legally bound, agree as follows:

         1.       Definitions.

         As used herein the following terms shall have the meanings indicated:

         (A) "Accounts," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory" and "Proceeds" shall have the meanings assigned to them under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania and shall be applicable solely for purposes of the Collateral.

         (b) "Collateral" means all of the assets of each Debtor, whether real or personal, tangible or intangible, now existing or hereinafter acquired, including but not limited to all: (i) Chattel Paper (including all amendments, replacements, amendment and restatements and substitutions thereof), (ii) Goods, Inventory, Equipment and other items of personal property held by any Debtor for any reason (including but not limited to repossession or return) or leased by any Debtor to third parties, and all existing and future accessions, accessories and attachments thereto and replacements thereof, (iii) cash, deposit accounts and Accounts; (iv) contracts, warranty rights, Instruments and Documents related to any of the foregoing, (v) trademarks, together with the registrations and right to all renewals thereof, and the goodwill of the business symbolized by the trademarks, (vi) patents and copyrights, (vii) proprietary computer programs and all intellectual property rights therein and all other proprietary information including, but not limited to, trade secrets, (viii) General Intangibles; (ix) existing and future books and records relating to any of the foregoing items, and (x) products and Proceeds, cash and non-cash, (including but not limited to insurance proceeds, rents, issues, income and profits) of any of the foregoing. The term "Collateral" shall not include any Inventory or Chattel Paper that has been sold to a third party or refinanced with another lender pursuant to an Ordinary Course Sale or Financing (provided, however, that if any of such Inventory or Chattel Paper is ever returned to a Debtor, it shall once again be deemed "Collateral").

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          (C) "Credit  Agreement"  means that certain  Credit  Agreement,  dated
December 18, 1998 (as such agreement may be amended, restated, modified, replaced or substituted hereafter) between the Debtors, the banking institutions signatories thereto, and Secured Party as agent for itself and the other banking institutions (the Secured Party, in its individual capacity, and said banking institutions, collectively, the "Banks" and, individually, a "Bank").

         (D) "Lease" means any capital lease or operating lease (or conditional sales agreement or any similar financing arrangement) upon which any Debtor is the lessor or an assignee of the lessor which lease is included in the Collateral.

         (E) "Liabilities" means all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Debtors to the Banks arising hereunder or in respect of the Notes or otherwise in connection with the Credit Agreement or any Loan Document plus all obligations of the Debtors to any Bank in respect of any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

         (F) "Prevailing Interest Rate" as of any date means the highest rate of interest then payable by the Debtors under any Loan.

         2.       Grant of Security; Assignment of Leases.

         To secure the payment, promptly when due, and the punctual performance of all of the Liabilities, each Debtor hereby:

         (A) pledges and assigns to the Secured Party, and grants to the Secured Party and agrees that the Secured Party shall have, a general continuing lien upon and security interest in all the Collateral, which lien and security interest shall be a general continuing first priority lien upon and security interest in all the Collateral.

     (b) assigns and transfers to the Secured Party all such Debtor's right, title and interest in and to all rentals and other amounts payable under the Leases, and all proceeds from insurance and any proceeding, payable to or receivable by such Debtor under or in connection therewith, and all rights, powers and remedies (b)ut none of the duties or obligations, if any) of such Debtor under the Leases, including all rights of such Debtor to give and receive any notice, consent, waiver, demand or approval under or in respect of the Leases, to exercise any election or option thereunder or in respect thereof, to accept any surrender of any property subject thereto, to execute and deliver any bill of sale for any such property, and to do all other things which such Debtor is entitled to do under the Leases.

         3.       Leases.

          (A) Each Debtor shall remain liable as lessor under its Leases to perform all the obligations assumed by each Debtor thereunder. The obligations of each Debtor under the Leases may be performed by Secured Party or any subsequent assignee of the Secured Party ("Subsequent Secured Party") without releasing any Debtor therefrom. The Secured Party or any Subsequent Secured Party shall have no liability or obligation under the Leases by reason of this Agreement and shall not, by reason of this Agreement, be

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obligated to perform any of the obligations of any Debtor under any Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

         (b) Each Debtor hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in the Leases, and (ii) subject to such Debtor's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right it may have under the Leases.

         (C) Each Debtor does hereby warrant and represent that all Leases are in full force and effect and that no Debtor has assigned or pledged, and hereby covenants that no Debtor will assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than the Secured Party.

         (D) Each Debtor does hereby warrant and represent that for each Lease with an original equipment cost in excess of $50,000, it has taken all possible action to protect its first-priority security interest in such leased property, which may include filing UCC or other financing statements (listing the applicable Debtor as the secured party, the lessee as debtor, and such leased property as collateral) in such locations as would be required by applicable law (if such Debtor were a secured party and the lessee were a debtor) under the UCC or other applicable statute or regulation, which is assignable to the Secured Party. If any Debtor assumes a pre-existing Lease, such Debtor shall use its best efforts to comply with this ss. 3(D) to the extent permitted under such Lease.

         (E) Subject to the provisions of this Agreement, and until the occurrence of an Event of Default and upon demand by the Secured Party, a Debtor may exercise all the rights and enjoy all the benefits of the lessor under its Leases.

         4. Books and Records. Each Debtor shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Secured Party fully and accurately informed as to the locations of all such books and records and shall permit the Secured Party's agents to have such access to them and to any other records pertaining to the Debtor's business as the Secured Party may request from time to time.

         5.       Control of and Access to Collateral.

          (A) Prior to any Lease being included in the Borrowing Base calculation, each originally executed Lease included in the Collateral shall be marked "Original" and legended in form satisfactory to the Secured Party to indicate that it is the only original of the Lease held by any Debtor; provided, however, that a Debtor may provide its Lessee with a duplicate original, which shall be sufficiently legended so as to indicate that the Debtor holds the true "Original." All other copies shall be marked "copy." The Secured Party may at any time and in its sole discretion request possession any or all original Leases; from and after such request, any Leases subject to such request shall not be included in the Borrowing Base unless and until such original Leases are delivered by the Debtors to the Secured Party together with a list of the invoices for the equipment being leased (which list shall include the invoice number, invoice date, vendor identity, description of equipment, amount of invoice and the number and date of the check whereby the invoice was paid by the applicable Debtor). Further, if Secured Party shall so request in connection with its periodic reviews of the Collateral and the Borrowing Base (or at any time

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

after the occurrence of an Event of Default), the Debtors shall make available to Lender the original paid invoices with respect to all equipment related to Leases, regardless of whether such Leases were made pursuant to Asset Management Contracts.

         (b) Upon the occurrence of an Event of Default, the Secured Party shall have the right at any time to take possession of the Collateral or any part thereof. Notwithstanding any such taking of possession, the Collateral shall remain at all times at the applicable Debtor's sole risk, and to the full extent permitted by law the Secured Party shall not be responsible for any loss, damage or diminution in the value thereof. All costs of transportation, packaging, custody, processing, storage, and insurance of any unit or item of Collateral which may be incurred by the Secured Party shall be promptly repaid to the Secured Party by the Debtors together with interest thereon at the Prevailing Interest Rate, and such Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities.

         (C) If any item or unit of Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, the Debtors will promptly procure the necessary certificate of title and take all steps necessary to cause the Secured Party's lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that the Secured Party has a first priority, perfected security interest in each such item or unit of Collateral, and shall thereafter deposit the original of such certificate of title with the Secured Party.

         (D) The Debtors shall immediately notify the Secured Party of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and the Debtors' best estimate of the amount of such deterioration, loss or depreciation.

         (E) The Debtors shall afford the Secured Party's agents access to the Collateral from time to time upon request for purposes of examination, inspection and appraisal thereof and to verify the Debtors' books and records pertaining thereto. After an Event of Default and upon the Secured Party's demand therefor, the Debtors shall assemble the Collateral and make it available to the Secured Party at such place reasonably convenient to both parties as the Secured Party may designate, and the Secured Party's rights to such assemblage shall be enforceable by injunction. If an Event of Default shall not exist, the Secured Party shall furnish written prior notice to the Debtors reasonably in advance of any intended examination, inspection, appraisal and verification and such activity shall commence during the Debtor's normal business hours.

         (F) From and after the occurrence of an Event of Default hereunder, the Debtors shall pay to the Secured Party on demand any and all expenses of conducting any and all periodic examinations or reviews or causing any periodic examinations or reviews of Collateral determined to be appropriate by the Secured Party (including but not limited to reasonable attorneys' fees and legal expenses) which may be incurred by the Secured Party, with interest at the Prevailing Interest Rate.

         (G) Upon an Event of Default, the Secured Party is hereby granted a license or other right to use, without charge, Debtors' labels, intellectual property, or use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Debtors' rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

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          6. Maintenance of Collateral;  Sale.  Subject to the Debtors' business judgment and reasonable commercial practice, the Debtors shall take good care of the Collateral and shall afford it suitable preventive maintenance. The Debtors shall pay the cost of all repairs to or maintenance of the Collateral and shall not permit anything to be done that might in any way impair the value of any of the Collateral or any of the security intended to be afforded by this Agreement. The Debtors shall conscientiously adhere to a well designed internal control system with respect to the Collateral, and such system shall be capable of permitting the Debtors and the Secured Party to identify readily at any time the location and condition of each and every item of Collateral. The Debtors will not permit any of the Collateral to become or be a fixture. The Debtors shall not sell, exchange, salvage, replace or dispose of any items or unit of its Inventory or Equipment or any of its rights therein, except that so long as no Debtor is in default hereunder, the Debtors shall have the right to sell its Inventory and Equipment in each case in the ordinary course of its business and it shall have the right to lease or re-lease its Inventory and Equipment in the ordinary course of its business.

         7.       Insurance.

         (a) The Debtors shall bear the risk of each item or unit of Inventory and Equipment being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Agreement, and shall at its own cost and expense obtain and keep in full force and effect, in kind and form reasonably satisfactory to the Secured Party, or in the alternative shall cause the lessee under each applicable Lease to do the same with respect to Inventory or Equipment subject to the lessee's Lease, all risk of physical loss or damage insurance covering the Inventory and Equipment wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated with the Debtors (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by organizations engaged in the same business or similarly situated with the Debtors. All policies of such insurance shall be written for the benefit of the applicable Debtor as the insured.

         (b) If the Debtors or the applicable lessee fails to pay any premium on any such insurance, the Secured Party shall have the right, but shall be under no obligation, to pay such premium for such Debtor's account. Such Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of insurance premiums, with interest thereon at the Prevailing Interest Rate, and such Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. Each Debtor hereby assigns to the Secured Party any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay the Secured Party any amount so due. The Debtors' right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof.

         8.       Title to Collateral.

          (A) Each Debtor has acquired or shall acquire absolute and exclusive title to each and every item or unit of the Collateral attribute to it free and clear of all liens, claims, security interests and other encumbrances, except as permitted under the Credit Agreement, and each Debtor shall warrant and defend its title to such Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever. Without limiting the generality of the foregoing, no Debtor shall pledge, assign or

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otherwise encumber,  or permit any liens or security interests (other than those in favor of the Secured Party) to attach to, any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process.

         (b) The Secured Party may, at its sole election but without obligation to do so, discharge any unpermitted encumbrance pertaining to the Collateral and all expenses incurred by the Secured Party in so doing, together with interest thereon at the Prevailing Interest Rate, shall be added to the Liabilities and shall be payable by the Debtors on demand.

     9. Taxes and Liens. The Debtors shall promptly notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (b)ut shall be under no obligation) to pay any tax or other liability of the Debtors deemed by the Secured Party in good faith to affect the Secured Party's interests hereunder. The Debtors shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of taxes or other liabilities of the Debtors, with interest thereon at the Prevailing Interest Rate, and the Debtors' liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtors' assets.

         10.      Collection of Accounts, Etc.

         (A) Until otherwise notified by the Secured Party, the Debtors may collect all the Accounts but the Proceeds of all Accounts so collected by the Debtors shall be held by the Debtors in trust for the Secured Party. The Secured Party may at any time during the existence of an Event of Default terminate the authority hereby given to the Debtors to collect the Proceeds of such Accounts and, acting if it so chooses in each Debtor's name, collect such Accounts itself, directly or through an agent, sell, assign, compromise, discharge or extend the time for payment of such Accounts, institute legal action for the collection of such Accounts and do all acts and things necessary or incidental thereto, and each Debtor hereby ratifies all that the Secured Party shall lawfully do under the authority hereby granted to it. The Secured Party may at any time during the existence of an Event of Default, without notice to any Debtor, notify any account debtor on any such Account that such Account has been assigned to the Secured Party and is to be paid directly to the Secured Party. Alternatively, at its election the Secured Party may require any Debtor to, and in such event such Debtor at its sole expense will, notify its account debtors that payments thereon are thenceforth to be made directly to the Secured Party. Without the written consent of the Secured Party in each case, no Debtor shall compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any such Account except for minor indulgences or allowances in the ordinary course of business which are not related to an extension or restructuring of credit to an account debtor of a duration in excess of 30 days in any instance.

         (B) If any such Account arises out of a contract with the United States or any department, agency or instrumentality thereof, the Debtors will immediately so notify the Secured Party in writing and will execute all instruments and take all steps required by the Secured Party in order that the security interest of the Secured Party hereunder in all such Accounts under such contract and the Proceeds thereof shall be perfected under the Federal Assignment of Claims Act.

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          (C) From and after the  occurrence  and during the  continuance of any
Event of Default, if any of the Collateral is or becomes evidenced by a promissory note, draft, trade acceptance, Chattel Paper, Instrument or Document of Title, the Debtors will promptly deliver the same to the Secured Party appropriately endorsed to the Secured Party's order. Regardless of the form of such endorsement, each Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. The Debtors will promptly notify the Secured Party of any Material Adverse Change of which it has knowledge in the financial condition of any account debtor on any material Account pertaining to a Lease or in the collectibility of any of such Accounts, and of all claims, rejections, returns and adjustments which may result in a material reduction of the liability of an account debtor on any such Account.

         11.      Locations of the Collateral; Name.

         (A) If any of the Collateral or any of the Debtors' records concerning any of the Collateral are at any time to be located on premises leased by any Debtor, or any premises owned by any Debtor subject to a mortgage or other lien, the Debtors shall obtain and deliver to the Secured Party, prior to the delivery of any such Collateral or books or records to such premises, an agreement in form satisfactory to the Secured Party waiving the landlord's, mortgagee's or other lienholder's right to enforce against the Collateral or the Debtors' records concerning the same and assuring the Secured Party's access to such Collateral and books and records to facilitate the Secured Party's exercise of its rights to take possession thereof. The location of each Debtor's chief executive office and all locations at which any Debtor maintains a place of business are set forth in Schedule A, and each Debtor agrees to provide the Secured Party annually with a list of each location of any such place of business or the establishment of any additional place of business of the Debtors.

         (B) Each Debtor represents and warrants that at no time during the past five (5) years has it been known by or used any other name, including any trade or fictitious name, except as disclosed in Schedule A.

         12. Further Assurances. The Debtors shall continue to conduct their business in substantially the manner heretofore conducted and will make no material changes therein which might impair the security of the Secured Party. The Debtors shall execute and deliver to the Secured Party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the Secured Party may reasonably request in order further to evidence or carry out the intent of this Agreement or to perfect the liens and security interests created hereby or intended so to be.

         13.      Default and Remedies.

         (A) The Debtors shall be in default hereunder upon the occurrence of any one of the following events (each an "Event of Default"):

                  (1) any Debtor shall fail to pay any amount payable in respect of any Liability when due (including the expiration of any applicable grace periods).

                  (2) any representation, warranty or information herein, heretofore or hereafter furnished to the Secured Party by any Debtor in connection with any of the

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                           Liabilities,  including  any  warranty  made  by such
                           Debtor   through  the  submission  of  any  schedule,
                           statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

                  (3) any Debtor shall fail to timely perform any of its obligations under this Agreement.

                  (4) there shall exist any Potential Default or Event of Default as defined under the Credit Agreement.

     (b) Upon the  occurrence of any Event of Default which shall be continuing,
(i) unless the Secured Party elects otherwise, the entire unpaid amount of such of the Liabilities as is not then otherwise due and payable shall become immediately due and payable without notice to or demand on any Debtor, (ii) the Secured Party or its agents may enter any Debtor's premises to exercise the Secured Party's right to take possession of any Collateral, and (iii) the Secured Party may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to assemble, receipt for, adjust, modify, repair, refurnish or refurbish (b)ut without any obligation to do so) or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings. Each Debtor agrees that the Secured Party or its nominee may become the purchaser at any such sale or sales. Each Debtor further agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

     (C) The exercise by the Secured Party of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Secured Party may proceed against the Debtors or any of them and the Collateral and any other collateral granted by any Debtor to the Secured Party under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Secured Party as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by the Secured Party as security until all the Liabilities are fully satisfied. The Debtors shall pay to the Secured Party on demand any and all expenses (including reasonably attorneys' fees and legal expenses) which may have been incurred by the Secured Party with interest at the Prevailing Interest Rate (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Secured Party deems the same advisable. The Debtors' liability to the Secured Party for any such payment with interest shall be included in the Liabilities. The Proceeds of any Collateral received by the Secured Party at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as the Secured Party may elect. Each Debtor to the extent of its rights in the Collateral waives and releases any right to require the Secured Party to collect any of the Liabilities from any other of the Collateral or any other collateral then held by the Secured Party under any theory of marshaling of assets or otherwise.

          14. Power of Attorney. Each Debtor hereby irrevocably appoints any officer, employee or agent of the Secured Party as its true and lawful attorney-in-fact with power to (i) endorse such Debtor's name upon any notes, checks, drafts, money orders, or other instruments or payments or other Collateral that may come into the Secured Party's possession; (ii) sign and endorse such Debtor's name upon any documents of title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to such Debtor's rights therein; and (iii) execute in such Debtor's name and file one or more financing, amendment and continuation statements covering the Collateral. Any such attorney of such Debtor shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as such Debtor might do, and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

         15. Financing Statements. Each Debtor shall execute all financing statements and amendments thereto as the Secured Party may request from time to time to evidence the security interest granted to the Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, each Debtor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of such Debtor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement.

         16.      Miscellaneous.

         (A) This Agreement shall commence on the date hereof and shall continue in full force and effect so long as any of the Liabilities shall exist from time to time.

         (b) No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought. This Agreement and any amendment hereto or waiver of any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (C) The representations, warranties, covenants and agreements contained herein are all material and continuing, and any breach of them shall constitute a material breach of this Agreement.

         (D) All the rights and remedies of the Secured Party hereunder shall be concurrent and cumulative with and not alternative to or in lieu of the Secured Party's rights and remedies under any other agreement or agreements.

         (E) This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no Debtor shall assign any of its rights hereunder without the Secured Party's prior written consent.

         (F) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (G) No persons other than the Debtors and the Secured Party, and the assignees of the Secured Party, are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         (H) Each Debtor acknowledges that this Agreement and the obligations of the Debtors hereunder and the security created or intended to be created hereby have constituted, and were intended by such Debtor to constitute, a material inducement to the Secured Party to enter into the Credit Agreement and other agreements referred to therein, knowing that the Secured Party will rely upon this Agreement. Each Debtor intends to be legally bound hereby.

         (I) This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                                     Debtors

                         MLC HOLDINGS, INC.


                         By: ______________________________
                         Name:
                         Title:

                         MLC GROUP, INC.


                         By: ______________________________
                         Name:
                         Title:

                         MLC FEDERAL, INC.


                         By: ______________________________
                         Name:
                         Title:
Notices To:
Kleyton L. Parkhurst
400 Herndon Parkway
Herndon, Virginia 20170
FAX No. 703-834-5718
                                                     Secured Party

                         FIRST UNION NATIONAL BANK


                         By ______________________________
                         Name: Christos Kytzidis
                         Title: Assistant Vice President
Notices To:
Mr. Christos Kytzidis
Assistant Vice President
First Union National Bank
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA  19107
FAX No. (215) 973-6900

                                                                      Schedule A

1. None of the Collateral or books and records relating to the Collateral is or will be located or used at any location other than the following:

                  400 Herndon Parkway, Herndon, Virginia 20170


2. The location of the each Debtor's chief executive office and all locations at which each Debtor maintains a place of business are as follows:

         MLC Holdings, Inc.
                  Chief Executive office: 400 Herndon Parkway, Herndon, VA 20170

         MLC Group, Inc.
                  Chief Executive Office: 400 Herndon Parkway, Herndon, VA 20170

                  Other Locations:
                  +48 Cox Road, Suite 200, Office Number 219, Glen Allen VA 23060-9248 +5220 Spring Valley Road, Suite 202, Dallas TX 75240 +5130 Bonita Road, Suite C, Bonita CA 91502 +6616 Six Forks Road, Suite 201, Raleigh NC 27615 +1900 Point West Way, Suite 120, Sacramento CA 95815 +406 Willowbrook Lane, West Chester PA 19382 +235 Alpha Drive, Suite 203, Pittsburgh PA 15238

         MLC Federal, Inc.
                  Chief Executive Office: 400 Herndon Parkway, Herndon, VA 20170

3. During the past five years no Debtor has used or been known by any other name, including any trade or fictitious name, except that MLC Group, Inc. was formerly known as "Municipal Leasing Corporation."



+ Denotes a sales office at which no records are kept and at which inventory is not customarily kept.